As filed with the Securities and Exchange Commission on January 23, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

675 Ponce de Leon Avenue NE, Suite 6000
Delaware	Atlanta, Georgia 30308	26-3039436
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices) (Zip code)	(I.R.S. Employer Identification No.)

2018 Equity Incentive Plan
2018 Employee Stock Purchase Plan
2022 Inducement Plan
(Full title of the plan)
Karim Temsamani
Cardlytics, Inc.
675 Ponce de Leon Avenue NE, Suite 6000
Atlanta, Georgia 30308
(Name and address of agent for service)
(888) 798-5802
(Telephone number, including area code, of agent for service)

Copies to:
Mark Ballantyne
Eric Jensen
Cooley LLP
One Freedom Square
Reston Town Center
11951 Freedom Drive
Reston, VA 20190
(703) 456-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

As filed with the Securities and Exchange Commission on January 23, 2023
Registration No. 333-

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, Cardlytics, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) (i) to register 2,008,629 additional shares of its common stock under the 2018 Equity Incentive Plan (the “2018 Plan”) and the 2018 Employee Stock Purchase Plan (the “2018 ESPP”), pursuant to the provisions of the 2018 Plan and the 2018 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2018 Plan and the 2018 ESPP on January 1, 2023 and (ii) to register 350,000 additional shares of its common stock under the 2022 Inducement Plan (the “Inducement Plan”), which were added to the Inducement Plan pursuant to an amendment approved by the Registrant’s board of directors on January 18, 2022. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.
PART II
ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE
The contents of the earlier registration statements related to the 2018 Plan and the 2018 ESPP, previously filed with the Commission on February 9, 2018 (File No. 333-222965), May 21, 2019 (File No. 333-231640), March 3, 2020 (File No. 333-236869), March 1, 2021 (File No. 333-253675) and March 1, 2022 (File No. 333-263143) are incorporated herein by reference and made a part of this Registration Statement.
The contents of the earlier registration statement related to the Inducement Plan, previously filed with the Commission on August 26, 2022 (File No. 333-267091), is incorporated herein by reference and made a part of this Registration Statement.
ITEM 8.    EXHIBITS

Exhibit Number		Description
4.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant
4.2	(2)	Amended and Restated Bylaws of the Registrant
4.3	(3)	2018 Equity Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise, Stock Option Grant Notice. Restricted Stock Unit Notice and Restricted Stock Agreement thereunder.
4.4	(4)	2018 Employee Stock Purchase Plan
4.5	(5)	2022 Inducement Plan
4.6	(6)	Form of option and grant notice and agreement under 2022 Inducement Plan
4.7	(7)	Form of restricted stock unit grant notice and agreement under 2022 Inducement Plan
4.8	(8)	Specimen stock certificate evidencing shares of Common Stock
5.1	(9)	Opinion of Cooley LLP
23.1	(9)	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	(9)	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	(9)	Power of Attorney (included on the signature page of this Form S-8)
107	(9)	Filing Fee Table
(1)Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222531), filed with the Commission on January 12, 2018, and incorporated by reference herein.
(2)Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222531), filed with the Commission on January 12, 2018, and incorporated by reference herein.
(3)Previously filed as Exhibit 10.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222531), filed with the Commission on January 29, 2018, and incorporated by reference herein.
(4)Previously filed as Exhibit 10.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222531), filed with the Commission on January 29, 2018, and incorporated by reference herein.
(5)Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38386), filed with the Commission on July 20, 2022, and incorporated by reference herein.
(6)Previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38386), filed with the Commission on July 20, 2022, and incorporated by reference herein.
(7)Previously filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-38386), filed with the Commission on July 20, 2022, and incorporated by reference herein
(8)Previously filed as Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222531), filed with the Commission on January 29, 2018, and incorporated by reference herein.
(9)Filed herewith.

As filed with the Securities and Exchange Commission on January 23, 2023
Registration No. 333-
ITEM 9.    UNDERTAKINGS
1.The undersigned registrant hereby undertakes:
(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i. To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(b)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 23, 2023.

CARDLYTICS, INC.

By:	/s/ Karim Temsamani
Karim Temsamani
Chief Executive Officer

As filed with the Securities and Exchange Commission on January 23, 2023
Registration No. 333-
POWER OF ATTORNEY
Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Karim Temsamani, Nick Lynton and Andrew Christiansen, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Karim Temsamani	Chief Executive Officer and Director	January 23, 2023
Karim Temsamani	(Principal Executive Officer)

/s/ Andrew Christiansen	Chief Financial Officer	January 23, 2023
Andrew Christiansen	(Principal Financial and Accounting Officer)

/s/ John V. Balen	Board Chairman	January 23, 2023
John V. Balen

/s/ David L. Adams	Director	January 23, 2023
David L. Adams

/s/ Jessica Jensen	Director	January 23, 2023
Jessica Jensen

/s/ John Klinck	Director	January 23, 2023
John Klinck

/s/ Aimée Lapic	Director	January 23, 2023
Aimée Lapic

/s/ Chris Suh	Director	January 23, 2023
Chris Suh

/s/ Tony Weisman	Director	January 23, 2023
Tony Weisman